Exhibit 10.29

                          CONSULTING SERVICES AGREEMENT

      THIS CONSULTING SERVICES AGREEMENT (the "Agreement"), is entered into on August 26, 2005 by and between Delta Mutual, Inc., a corporation organized under the laws of the State of Delaware, having its principal office located at 111 North Branch Street, Sellersville, PA 18960 ("DELTA"); and Juan Bautista Rodriguez Pagan, an United States citizen individual, of legal age, married under prenuptial agreement, and resident of Caguas, Puerto Rico with the postal address of PO Box 3, Hato Rey, Puerto Rico 00919 ("Consultant").

WHEREAS, DELTA and Consultant have agreed on the scope of services Consultant shall render to DELTA, and the compensation that DELTA shall pay to Consultant for such services (including the issuance shares of restricted common stock of Delta Mutual, Inc.) and both parties desire to set forth in this Agreement all the terms and provisions that shall govern their business relationship.

NOW, THEREFORE, in consideration of the mutual promises made by the parties to each other, it is agreed as follows:

1. Appointment. DELTA hereby appoints Consultant to serve as an independent Consultant to DELTA for the "Consulting Services" described below as long as this Agreement is in full force and effect, and Consultant hereby accepts such appointment.
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2. Scope of Services. DELTA and Consultant agree that Consultant has been retained to advise and assist DELTA in developing its construction, and construction materials business activities, as requested by DELTA, from time to time, during the Term of this Agreement ("Consulting Services").

3. Compensation. In consideration for Consultant's agreement to execute and deliver this Agreement with DELTA, DELTA agrees to compensate Consultant as outlined in Exhibit A, which is attached hereto and incorporated herein (the "Payment Schedule").

4. Term and Termination. This Agreement shall begin on the date hereof and will continue in effect for a period of four (4) years (the "Term"). Either party may terminate this Agreement upon thirty (30) days prior written notice. However, in the event that DELTA terminates this Agreement before the end of the Term, DELTA agrees and binds to pay Consultant all the unpaid Monthly Payments, Daily Payments and Quarterly Cash Commissions (as such terms are defined in the attached Exhibit A) for the remaining months of the Term. Notwithstanding the foregoing provisions of this Section 4, if Consultant dies during the Term of this Agreement, and his death is the result of being placed in harms way while performing the Consulting Services, as requested by DELTA, then this Agreement shall terminate as of the date of Consultant's death and DELTA shall pay to Consultant's designated beneficiary, the Monthly Payments (as defined in Exhibit
A) plus any unreimbursed Business Expenses (as defined in Exhibit A) due to Consultant for the remaining months of the Term, and shall have no further liability to Consultant under this Agreement. Furthermore, DELTA acknowledges and agrees that the Consultant shall become the legal owner of all the title, rights and interests of the DELTA restricted common stock as of the date of delivery of such stock to the Consultant without the obligation to return such stocks to DELTA, regardless of the fact that this Agreement be terminated by DELTA before the end of the Term. Upon termination of this Agreement, Consultant shall return all records, notes, memoranda, documentation, samples and equipment of any nature that are in Consultant's control and are property of DELTA, its subsidiaries, or relate to DELTA's or its subsidiaries' business activities.

5. Independent Contractor Status. Consultant agrees that he is an independent contractor and is not an employee of DELTA and Consultant will not hold himself out as such or as an agent or employee. Consultant has no authority or responsibility to enter into any contracts on behalf of DELTA.

6. Confidential Information/Trade Secrets. During the course of the performance of the Consulting Services, Consultant may have access to, have disclosed to him, or otherwise obtain information which DELTA identifies in writing or through labeling as being of a confidential and/or a proprietary nature to it (the "Confidential Information"). Consultant shall use such Confidential Information solely in performance of his obligations under this Agreement and shall not disclose or divulge it to, or use for the benefit of, any third parties without DELTA's written consent. Information shall not be deemed as confidential if such information is: i) already known to Consultant free of any restrictions at the time it is obtained; ii) subsequently learned from an independent third party free of any restriction; or iii) available publicly.

7. Publicity. Consultant will not represent his business relationship with DELTA or this Agreement to any persons or entities, publicly or privately in any term or to any extent, except as required to perform the Consulting Services. Any press release or the public disclosure of this Agreement or of the business relationship between Consultant and DELTA must be approved in advance thereof by both Consultant and DELTA in writing, except as required by law or applicable regulation. Neither party shall use the other's name, logo, trademarks, or service marks in any advertising, publicity releases, or in any other materials without that party's prior written approval.

8. Best Efforts. DELTA understands that Consultant shall utilize his best efforts in providing the Consulting Services set forth in Section 2. DELTA fully understands that Consultant does not and cannot promise that any specific result will be achieved through engagement of Consultant. Consultant warrants and represents that he will never attempt to improperly influence any governmental or corporate official or entity or otherwise seek to accomplish any improper goal on behalf of DELTA.

9. Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

10. Counterpart Execution. This Agreement may be executed in one or more counterparts each of which when taken together shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

11. Severability. If any provision of this Agreement or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Agreement nor the application of the provision to other persons, entities or circumstances shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.

12. Arbitration. (a) Any controversy or claim arising out of or relating to this Agreement, any document or instrument provided pursuant hereto, or the breach thereof, whether common law or statutory, if brought by DELTA against Consultant shall be settled exclusively by arbitration in San Juan, Puerto Rico, using the American Arbitration Association ("AAA"). Any controversy or claim arising out of this Agreement brought by Consultant against DELTA shall be settled exclusively by arbitration in Philadelphia, Pennsylvania, using the AAA. The arbitration shall be heard before one arbitrator mutually agreed by the parties. If the parties cannot agree on the appointment of an arbitrator within ten (10) days after a party's receipt of a demand for arbitration, the arbitrator shall be appointed by the AAA in accordance with the Arbitration Rules, in which case the potential arbitrators identified on the list provided by the AAA to the parties in accordance with such Arbitration Rules shall be, to the extent available, attorneys experienced with commercial transactions in the construction industry.


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(b)The arbitrator shall apply the law of the Commonwealth of Puerto Rico or the
Commonwealth of Pennsylvania, as the case may be, applicable to contracts made and to be performed entirely in such jurisdiction (without giving effect to the conflicts of laws provisions thereof) in determining the rights, obligations and liabilities of the parties. The arbitrators shall not have the power to alter, modify, amend, add to or subtract from any term or provision of this Agreement, nor to grant injunctive relief, including interim relief, of any nature. In all other respects, the commercial rules of the AAA shall govern the arbitration. Judgment on the award of the arbitrator may be entered by any court having jurisdiction to do so, and each party hereto hereby irrevocably consents and submits to the personal jurisdiction of the federal and state courts of the Commonwealth of Puerto Rico, or the Commonwealth of Pennsylvania, as the case may be, for that purpose.

(c) The failure or refusal of any party to submit to arbitration shall constitute a breach of this Agreement. Judicial action may be commenced in order to compel arbitration. If such action is commenced and if arbitration is in fact compelled, the party that shall have resisted arbitration shall be required to pay to the other parties all costs and expenses, including, without limitation, reasonable attorneys' fees, that they incur in compelling arbitration. The prevailing party in arbitration shall be entitled to its reasonable attorneys'fees and costs.

13. Contents of Agreement; Amendments. This Agreement supersedes all prior agreements between the parties and sets forth the entire understanding between the parties, with respect to the subject matter herein. No amendments or modifications to this Agreement shall be binding upon each party unless made in writing and signed by all the parties.

14. Corporate Authority. DELTA has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by DELTA have been duly and validly authorized and approved by all necessary corporate action. This Agreement constitutes the legal and binding obligation of DELTA, enforceable against it in accordance with its terms.

15. Consultant's Obligation. This Agreement constitutes the legal and binding obligation of Consultant, enforceable against him in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year first written above.

Juan Bautista Rodriguez Pagan                Delta Mutual, Inc.
         (Consultant)                        (DELTA)

By:   /s/                                    By: /s/
      ------------------------------             -------------------------------
      Juan Bautista Rodriguez Pagan              Martin G. Chilek
                                                       Vice President

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                                    EXHIBIT A
             to Consulting Services Agreement dated August 26, 2005

                                Payment Schedule

Delta Mutual, Inc. ("DELTA") will compensate Juan Bautista Rodriguez Pagan ("Consultant") with a combination of cash and shares of restricted common stock of Delta Mutual, Inc., all as set forth in this Exhibit A, predicated on the performance of the Consulting Services (as defined in the Consulting Services Agreement).

I. Cash Payments
A. A sign payment of six thousand dollars ($6,000.00) in United States currency upon the execution of the Agreement.

B. Forty seven (47) consecutive monthly payments of six thousand dollars ($6,000.00) in United States currency after the execution of this Agreement, for a maximum of seven (7) days per month, provided the Consultant agrees to perform the Consultant Services in the days requested by DELTA (the "Monthly Payments"). Consultant will submit on the first day of the each month a monthly invoice for services provided, in a form reasonably satisfactory to DELTA. The first Monthly Payment shall cover the Consulting Services rendered during the month of September of 2005. Each Monthly Payment shall be payable to the Consultant within the first five (5) days of the month upon submission of the monthly invoice for the Consulting Services rendered in the prior month. In the event that DELTA requests Consultant to render Consulting Services in excess of the seven (7) days per month, and Consultant agrees to perform said services (the "Additional Consulting Services"), DELTA agrees to pay Consultant an additional daily payment of one thousand dollars ($1,000.00) in United States currency per day of Consulting Services (the "Daily Payments"). Daily Payments shall be payable to the Consultant within the first five days of the month upon submission of the monthly invoice for the Additional Consulting Services rendered in the prior month.

C. Reimbursement of all travel, lodging, meals and travel-related expenses during the business travels requested by DELTA to Consultant (the "Business Expenses") in accordance with the existing DELTA policies and procedures.

D. Payment of a quarterly cash sales commission that will commence the first quarter after initial sales by Delta Technologies, Inc. ("DTI"), which is a wholly-owned subsidiary of DELTA, which payment begins and continues until the Consultant receives total cash commissions of $1,700,000.00 ("Total Commission Amount"). After DELTA has paid Consultant the Total Commission Amount, its obligation to make quarterly sales commission payments will terminate. Until the Total Commission Amount is paid in full, DELTA will pay Consultant a quarterly cash commission that equals five percent (5.00%) of DTI's gross sales per quarter (the "Quarterly Cash Commission") on or before the tenth (10th) business day after the end of each quarter.

II. Delta Mutual, Inc. Restricted Common Stock
A. The number of shares of restricted common stock of Delta Mutual, Inc. with a dollar equivalent of $250,000.00 in United States currency based on the closing price of DELTA common stock (DLTM.OB) on the date of execution of the Agreement and to be delivered to Consultant within five (5) business days thereof. The restriction on the sale of the restricted common stock of Delta Mutual, Inc. will be governed by Rule 144 of the Securities Exchange Act of 1934, as amended.

B. The number of shares of restricted common stock of Delta Mutual, Inc. with a dollar equivalent of $250,000.00 in United States currency based on the closing price of DELTA common stock (DLTM.OB) on the date of January 17, 2006 and to be delivered to Consultant within five (5) business days thereof. The restriction on the sale of the restricted common stock of Delta Mutual, Inc. will be governed by Rule 144 of the Securities Exchange Act of 1934, as amended.

C. The number of shares of restricted common stock of Delta Mutual, Inc. with a dollar equivalent of $16,000.00 in United States currency based on the closing price of DELTA common stock (DLTM.OB) on the last business day of each quarter commencing with the quarter ending on March 31, 2006 and continuing for a total of sixteen (16) quarters and deliverable to the Consultant within five (5) business days after the end of each quarter. The restriction on the sale of the restricted common stock of Delta Mutual, Inc. will be governed by Rule 144 of the Securities Exchange Act of 1934, as amended.

[Page 2 of 2 of Exhibit A to Consulting Services Agreement dated August 26,
2005]

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